EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
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Exhibit A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

INFINEON TECHNOLOGIES
3/13/00
Deutsche
$35.00
6,700
0.0043%
0.1902%
CS First Boston